UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2024

ZERIFY, INC.
(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55012	22-3827597
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreements

On February 27, 2024, Zerify, Inc., a Wyoming corporation (the “Company”), entered into seven separate exchange agreements (collectively, the “Series C Exchange Agreements”) with existing investors, whereby the Company is to issue a total of 5,496 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) in exchange for a total of 11,234,924,850 issued and outstanding warrants and a $1,000,000 promissory note. In addition, on February 26, 2024, the Company entered into an exchange agreement (the “Series D Exchange Agreement”) with existing an existing investor, whereby the Company is to issue 460 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) in exchange for 1,838,800,003 issued and outstanding warrants.

Pursuant to the Exchange Agreements, the Company is to issue a total of 5,496 shares of the Series C Preferred Stock and 460 shares of the Series D Preferred Stock, as follows:

Exchange Agreement	Investor Securities Exchanged	Number of Shares of Preferred Stock Issued
The Special Equity Opportunity Fund, LLC	632,999,991 Warrants	254 shares of Series C Preferred Stock
Joe Reda	3,776,887,504 Warrants	1,511 shares of Series C Preferred Stock
Greg Castaldo	2,344,999,998 Warrants	938 shares of Series C Preferred Stock
Unterberg Legacy, LLC	1,995,537,355 Warrants	799 shares of Series C Preferred Stock
Jonathan Schechter	2,234,499,99 Warrants	894 shares of Series C Preferred Stock
Dawson James Securities, Inc.	2,500,000,003 Warrants	100 shares of Series C Preferred Stock
Walleye Opportunities Master Fund Ltd.	$1,000,000 Promissory Note	1,000 shares of Series C Preferred Stock
Walleye Opportunities Master Fund Ltd.	1,838,800,003 Warrants	460 shares of Series D Preferred Stock

The Exchange Agreements are expected to be consummated on or about March 6, 2024.

Series C Preferred Stock. Pursuant to the terms of the Series C Exchange Agreements, the Company is required to file a certificate of designation with respect to the Series D Preferred Stock, a summary of which is provided below.

Amount. 5,496 shares shall be designated as Series C Convertible Preferred Stock (the Series C Preferred Stock). Each share of the Series C Preferred Stock shall have a par value of $0.10 and a stated value of $1,000.

Voting Rights. The holder shall be entitled to vote on an as-converted basis (subject to the beneficial ownership limitation), together with the holders of common stock, with respect to any question upon which the holders of common stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders and the holders of common stock shall vote together and not as separate classes. Moreover, as long as any shares of preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the preferred stock, (a) alter or change adversely the powers, preferences or rights given to the preferred stock or alter or amend the certificate of designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of preferred stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividends. Except for stock dividends or distributions for which adjustments are to be made, Holders shall be entitled to receive, and the Company shall pay, dividends on shares of preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of preferred stock.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the preferred stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder.

Conversion.

Option of the Holder. Subject to a beneficial ownership limitation of 4.99%, each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the issuance date at the option of the holder, into shares of the Company’s common stock.

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Conversion Price. The conversion price of the Series C Preferred Stock shall be $0.0004 per share of common stock.

Certain Adjustments. Equitable adjustments shall be made to the conversion price, in the case of certain events, including, without limitation, stock dividends, stock splits, subsequent rights offerings, pro rata distributions and fundamental transactions.

Series D Preferred Stock. Pursuant to the terms of the Series D Exchange Agreement, the Company is required to file a certificate of designation with respect to the Series D Preferred Stock, a summary of which is provided below.

Amount. 460 shares shall be designated as Series C Convertible Preferred Stock (the Series C Preferred Stock). Each share of the Series C Preferred Stock shall have a par value of $0.10 and a stated value of $1,000.

Voting Rights. The holder shall be entitled to vote on an as-converted basis (subject to the beneficial ownership limitation), together with the holders of common stock, with respect to any question upon which the holders of common stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders and the holders of common stock shall vote together and not as separate classes. Moreover, as long as any shares of preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the preferred stock, (a) alter or change adversely the powers, preferences or rights given to the preferred stock or alter or amend the certificate of designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of preferred stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividends. Except for stock dividends or distributions for which adjustments are to be made, Holders shall be entitled to receive, and the Company shall pay, dividends on shares of preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of preferred stock.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the preferred stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder.

Conversion.

Option of the Holder. Subject to a beneficial ownership limitation of 4.99%, each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the issuance date at the option of the holder, into shares of the Company’s common stock.

Conversion Price. The conversion price of the Series C Preferred Stock shall be $0.00025 per share of common stock.

Certain Adjustments. Equitable adjustments shall be made to the conversion price, in the case of certain events, including, without limitation, stock dividends, stock splits, subsequent rights offerings, pro rata distributions and fundamental transactions.

The foregoing descriptions of the Series C Exchange Agreements, the Series D Exchange Agreement, the Series C Preferred Stock and the Series D Preferred Stock do not purport to be complete and are qualified in their entireties by the full text of the form of Series C Exchange Agreement, the form of the Series D Exchange Agreement, the description of the Series C Preferred Stock and the description of the Series D Preferred Stock which are filed as Exhibits 10.1, 10.2, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Statement of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock
3.2	Statement of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock
10.1	Form of Series C Exchange Agreement
10.2	Form of Series D Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZERIFY, INC.

DATE: March 11, 2024

By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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